UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934 Date
of Report (Date of earliest event reported)                       March 23, 2006

                           ALBANY INTERNATIONAL CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                          0-16214                14-0462060
--------------------------------------------------------------------------------
(State or other jurisdiction            (Commission           (I.R.S. Employer
      of incorporation)                 File Number)         Identification No.)

                 1373 Broadway, Albany, New York                   12204
--------------------------------------------------------------------------------
             (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (518) 445-2200

                                      None
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendments to Convertible Note Hedge and Warrant Transactions

      On March 23, 2006, Albany International Corp. (the "Company") entered into amendments to the convertible note hedge transactions (the "Hedge Transactions") and warrant transactions (the "Warrant Transactions") with JPMorgan Chase Bank, N.A. and Bank of America, N.A., each an affiliate of an Initial Purchaser (as defined below in Item 3.02). See Item 3.02 of this Current Report on Form 8-K for a description of the amendments to the Hedge Transactions and the Warrant Transactions.

Item 3.02 Unregistered Sales of Equity Securities.

Convertible Senior Notes

      On March 28, 2006, the Company issued an additional $30 million aggregate principal amount of 2.25% Convertible Senior Notes due 2026 (the "Additional Notes") pursuant to the exercise in full by J.P. Morgan Securities Inc. and Banc of America Securities LLC (the "Initial Purchasers") of the over-allotment option contained in the Purchase Agreement dated March 8, 2006 between the Company and J.P. Morgan Securities Inc., Banc of America Securities LLC, LaSalle Financial Services, Inc., Daiwa Securities America Inc., HSBC Securities (USA) Inc., Mitsubishi UFJ Securities International plc, Greenwich Capital Markets, Inc. and Scotia Capital (USA) Inc (the "Purchase Agreement"). The Additional Notes were sold to the Initial Purchasers in a private placement for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of the Purchase Agreement, the purchase price paid by the Initial Purchasers for the Additional Notes was 97.5% of the initial offering price thereof. The Additional Notes were issued pursuant to an Indenture dated as of March 13, 2006 (the "Indenture") between the Company and The Bank of New York Trust Company, N.A., as Trustee. See Item 3.02 of our Current Report on Form 8-K, dated March 13, 2006, for a description of the Indenture and the Notes (including the Additional Notes) issued pursuant thereto.

Amendments to Convertible Note Hedge and Warrant Transactions

      On March 23, 2006, the Company entered into amendments to the Hedge Transactions and the Warrant Transactions with JPMorgan Chase Bank, N.A. and Bank of America, N.A. The amendments to the Hedge Transactions increased the scope of the Hedge Transactions to correspond to the issuance of the Additional Notes. The amendments to the Warrant Transactions resulted in the sale by the Company of 687,331 additional warrants on its common stock. The Company paid a premium of approximately $7.8 million for the amendments to the Hedge Transactions and received a premium of approximately $5.3 million for the amendments to the Warrant Transactions, for a net cost of approximately $2.6 million (the numbers may not add up, due to rounding error). After giving effect to the amendments to the Warrant Transactions, the Company has sold warrants on 4,123,986 shares of the Company's common stock.

      Except as specified in the amendments, the terms of the Hedge Transactions and the Warrant Transactions remain the same. See Item 3.02 of our Current Report on Form 8-K, dated March 13, 2006, for a description of the Hedge Transactions and the Warrant Transactions. We issued and sold the additional warrants in transactions exempt from the registration requirements of the Securities Act because the offer and sale did not involve a public offering. There were no underwriting commissions or discounts in connection with the sale of the warrants.


      The preceding description of the amendments to the Hedge Transactions and the Warrant Transactions is qualified in its entirety by reference to Exhibits
10.1 and 10.2, respectively, which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

      (d) Exhibits. The following exhibits are being furnished herewith:

10.1 Amendments, dated March 23, 2006, to convertible note hedge transaction confirmations, dated as of March 7, 2006, by and between JPMorgan Chase Bank, N.A., Bank of America, N.A. and the Company

10.2 Amendments, dated March 23, 2006, to warrant transaction confirmations, dated as of March 7, 2006, by and between JPMorgan Chase Bank, N.A., Bank of America, N.A. and the Company

                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ALBANY INTERNATIONAL CORP.
                                        By: /s/ David C. Michaels
                                        ----------------------------------------
                                        Name: David C. Michaels
                                        Title: Vice President - Treasury and Tax

Date: March 28, 2006

                                Index to Exhibits

Exhibit Number    Description of Document
--------------    -----------------------

10.1 Amendments, dated March 23, 2006, to convertible note hedge transaction confirmations, dated as of March 7, 2006, by and between JPMorgan Chase Bank, N.A., Bank of America, N.A. and the Company

10.2 Amendments, dated March 23, 2006, to warrant transaction confirmations, dated as of March 7, 2006, by and between JPMorgan Chase Bank, N.A., Bank of America, N.A. and the Company